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                                                            EXHIBIT 23.05


                        [Letterhead of AJ. Robbins, PC]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the use of our report dated March 15, 1997 on the financial statements of Retrospettiva, Inc., and to the reference made to our firm under the caption "Experts" included in or made part of this Registration Statement.



                                                 /s/ AJ. Robbins, P.C.
                                                 -----------------------------
                                                 AJ. ROBBINS, P.C.
                                                 CERTIFIED PUBLIC ACCOUNTANTS
                                                 AND CONSULTANTS


Denver, Colorado
January 8, 1998